Exhibit 10.22

RECEIVABLES PURCHASE AGREEMENT

AMONG

NATIONSTAR ADVANCE FUNDING Trust 2012-W
as Issuer

NATIONSTAR ADVANCE FUNDING 2012-W, LLC
AS DEPOSITOR

and

NATIONSTAR MORTGAGE LLC
as Seller

Dated as of JUNE 26, 2012

3

1

RECEIVABLES PURCHASE AGREEMENT, dated as of June 26, 2012 (this “Receivables Purchase Agreement” or this “Agreement”), among NATIONSTAR ADVANCE FUNDING TRUST 2012-W (the “Issuer”), NATIONSTAR ADVANCE FUNDING 2012-W, LLC (the “Depositor”) and NATIONSTAR MORTGAGE LLC (the “Seller” or “Nationstar”).
In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01.    Certain Defined Terms
. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture. Additionally, the following terms shall have the following meanings:
“Aggregate Value” means, with respect to the Receivables sold by the Seller to the Depositor on a Funding Date, the product of (a) the Receivables Balance of such Receivables on such Funding Date and (b) a factor equal to the sum of (i) the weighted average (in accordance with the relevant Discount Factor Proportional Weighting Ratios) of the Variable Funding Note Discount Factor and the Term Note Discount Factor (if any Term Notes are outstanding) with respect to such Receivables and (ii) one half of the amount by which 100% exceeds the sum of the weighted average (in accordance with the relevant Discount Factor Proportional Weighting Ratios) of the Variable Funding Note Discount Factor and the Term Note Discount Factor (if any Term Notes are outstanding) with respect to such Receivables.
“Bankruptcy Code” means the Federal Bankruptcy Code, as set forth in Title 11 of the United States Code, as amended, and any successor statute and/or any bankruptcy, insolvency, reorganization or similar law.
“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least “A-1” or the equivalent thereof by Standard and Poor's Ratings Group or “P-1” or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (f) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition.

“Closing” shall have the meaning set forth in Section 2.02.
“Depositor Material Adverse Effect” shall have the meaning set forth in Section 5.01(a).
“Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.
“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.
“Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.
“Indebtedness” shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others guaranteed by such Person (to the extent so guaranteed); (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument.
“Indemnified Party” shall have the meaning set forth in Section 10.01(b).
“Indenture” means, the Indenture, dated as of June 26, 2012, between the Issuer and the Indenture Trustee.
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.
“Liquidity” means with respect to the Seller, the sum of (i) its unrestricted cash, plus (ii) its unrestricted Cash Equivalents, plus (iii) the aggregate amount of unused capacity available to such Person (taking into account applicable haircuts) under committed mortgage loan warehouse and servicer advance facilities for which the Seller has unencumbered eligible collateral to pledge thereunder.
“Material Adverse Effect” shall mean a Depositor Material Adverse Effect or Seller Material Adverse Effect, as applicable.

“MSR Sellers”: Aurora Bank FSB and Aurora Loan Services LLC.
“Net Worth” shall mean, with respect to the Servicer, the excess of total assets of the Servicer, over total liabilities of the Servicer, determined in accordance with GAAP.
“Non-Funding Election” shall have the meaning set forth in Section 2.01(g).
“Payment Clearing Account” shall mean account number 4121967343 held at Wells Fargo Bank, N.A. and entitled “Nationstar Mortgage LLC and in trust for the Benefit of Certain Investors.”
“Receivables Related Collateral” shall have the meaning set forth in Section 7.01.
“Relevant UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“Repurchase Price” shall mean, with respect to any Receivable on any date that such Receivable is repurchased pursuant to Section 6.02 or 9.05 hereof, an amount equal to the following:
(i)    the Receivables Balance in respect thereof on the date such Receivable was transferred to the Depositor and the Issuer hereunder minus
(ii)    the Advance Reimbursement Amounts in respect of such Receivable actually paid to the Issuer.
“Seller Material Adverse Effect” shall have the meaning set forth in Section 6.01(a).
“Subordinated Loan” has the meaning set forth in Section 2.01(e).
“Subordinated Loan Proceeds” has the meaning set forth in Section 2.01(e).
“Subordinated Note” means the promissory note in substantially the form of Exhibit D hereto as more fully described in Section 2.01(e), as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Tangible Net Worth” shall mean, with respect to the Seller, an amount equal to (A) its Net Worth, minus (B) any of its Intangible Assets (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs, but excluding any originated or purchased servicing rights or retained residual securities) and any and all advances to, investments in and receivables held from Affiliates, provided, however, that the non-cash effect (gain or loss) of mark-to market adjustments made directly to stockholders' equity for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement) shall be excluded from the calculation of Tangible Net Worth.
“Total Indebtedness” shall mean with respect to the Seller, for any period, the aggregate Indebtedness of the Seller and its subsidiaries during such period, less the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP and less the amount of any non-recourse debt, including any securitization debt.
Section 1.02. Other Definitional Provisions

(a)All terms defined in this Agreement shall have the meanings defined herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(b)As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.
(c)The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

ARTICLE II
SALE OF RECEIVABLES; CLOSING; ACKNOWLEDGMENT AND CONSENT
Section 2.01. Sale of Receivables
(a)On the Initial Funding Date, the Seller shall sell and/or contribute to the Depositor and the Depositor shall acquire from the Seller, in accordance with the procedures and subject to the terms and conditions set forth herein and in the Indenture, (1) the Initial Receivables described in the initial Funding Date Report attached as Exhibit A hereto and (2) all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC), together with all rights of the Seller to enforce such Initial Receivables under each Servicing Contract.
On the Initial Funding Date, the Depositor shall sell and/or contribute to the Issuer and the Issuer shall acquire from the Depositor, in accordance with the procedures and subject to the terms and conditions set forth herein and in the Indenture, (1) the Initial Receivables described in the initial Funding Date Report attached as Exhibit A hereto and (2) all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC), together with all rights of the Seller to enforce such Initial Receivables under each Servicing Contract.
(b)On each subsequent Funding Date during the Funding Period, the Seller shall sell and/or contribute to the Depositor and the Depositor shall acquire from the Seller, in accordance with the procedures and subject to the terms and conditions set forth herein and in the Indenture, (1) Additional Receivables representing the contractual rights to be reimbursed for all of the Delinquency Advances and Servicing Advances with respect to the Securitization Trusts made prior to such Funding Date and not previously sold to the Depositor and (2) all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC), together with all rights of the Seller to enforce any Additional Receivables under each Servicing Contract; provided, that Seller shall not be required to sell and/or contribute Additional Receivables to the Depositor on any Funding Date (such Funding Date, a “Skip Funding Date”) on which (i) the aggregate Receivables Balance of such Additional Receivables to be sold and/or contributed is less than $1,000,000, (ii) the Seller has given three (3) Business Days prior notice to the Agent and the Indenture Trustee that it will not be selling and/or contributing Additional Receivables on such Funding Date and (iii) no other Skip Funding Date has been incurred in the calendar month in which such Funding Date occurs. Any Receivables not sold by the Seller to the Depositor on a Skip Funding Date shall be sold to the Depositor on the immediately following Funding Date. In no event shall the option to exercise a Skip Funding Date modify or eliminate the Seller's obligation during the Funding Period to sell, assign, transfer, pledge or convey all Receivables with respect to the Mortgage Loans included in the Securitization Trusts.
On each subsequent Funding Date during the Funding Period, the Depositor shall sell and/or contribute to the Issuer and the Issuer shall acquire from the Depositor, in accordance with the procedures and subject to the terms and conditions set forth herein and in the Indenture, (1) the Additional Receivables acquired by the Depositor on such Funding Date and (2) all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC), together with all rights of the Seller to enforce such Additional Receivables under each Servicing Contract.
(c)    The purchase price payable by the Depositor for any sale of any Receivable to the Depositor hereunder is the Aggregate Value thereof. The purchase price for any Receivable shall be paid by the Depositor to the Seller in accordance with this Section 2.01.
Any reference to the sale, transfer, conveyance or contribution of any Receivable hereunder shall be deemed to also include a reference to a sale, transfer, conveyance or contribution of all rights of the Seller or the Depositor, as applicable, to enforce such Receivables under each Servicing Contract.
(d)    Subject to the satisfaction of the Funding Conditions on each Funding Date, the Issuer shall transfer to the Depositor or accept as a capital contribution, or any combination thereof, an amount equal to the Aggregate Value in respect of the Initial Receivables sold on the Initial Funding Date and deliver to the Depositor the Trust Certificates or Additional Receivables sold on each subsequent Funding Date, as applicable, in accordance with Section 7.01 of the Indenture and the Depositor shall pay to the Seller the Aggregate Value in respect of the Initial Receivables sold on the Initial Funding Date and deliver or Additional Receivables sold on each subsequent Funding Date, as applicable, in accordance the terms hereof.
(e)    The Aggregate Value with respect to any Receivables transferred to the Depositor shall be paid by the Depositor to the Seller as follows:
(i)first, by delivery of the cash in immediately available funds, to the extent of funds available to Depositor (from amounts made available to the Issuer pursuant to the Indenture or with the proceeds of any fundings under any Note and, in each case, transferred to the Depositor);
(ii) second, with the proceeds of a subordinated revolving loan from the Seller to the Depositor (a “Subordinated Loan”) in an amount not to exceed the remaining unpaid portion of the related Aggregate Value (such proceeds, the “Subordinated Loan Proceeds”); and
(iii) third, by accepting a contribution to its capital from the Seller in an amount equal to the remaining unpaid balance of such purchase price therefor.
Subject to the limitations set forth in this Section 2.01(e), the Agent, on behalf of the Depositor, shall request borrowings under the Subordinated Loan with respect to each purchase by the Depositor of Receivables during the Funding Period to the extent necessary to make the payments set forth in Sections 2.01(a) through (e) hereof in connection with purchases of the Initial Receivables and the Additional Receivables, and the Seller irrevocably agrees to advance such amounts under the Subordinated Loan so requested; provided however, that the Depositor may not make any borrowing under the Subordinated Loan unless at the time of (and immediately after) each such borrowing thereunder, (i) the Depositor's total assets exceed its total liabilities both before and after the sale transaction, (ii) the Depositor's cash on hand is sufficient to satisfy all of its current obligations, (iii) the Depositor is adequately capitalized at a commercially reasonable level and (iv) the Depositor has determined that its financial capacity to meet its financial commitment under the Subordinate Loan and Subordinated Note is adequate. The Subordinated Loan shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note. The Seller is hereby authorized by the Depositor to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Depositor thereunder.  The Seller shall record in its books and records all increases in and payments in reduction of the outstanding principal amount of the Subordinated Note.
The excess of (i) the Aggregate Value of the Initial Receivables or Additional Receivables sold and/or contributed on the Initial Funding Date or any subsequent Funding Date over (ii) the amounts paid in immediately available funds with respect to such Initial Receivables or Additional Receivables sold and/or contributed on the Initial Funding Date or such subsequent Funding Date shall be a capital contribution by the Depositor to the Issuer. The Aggregate Receivables at any time of determination shall consist of the Initial Receivables and the Additional Receivables sold and/or contributed to the Issuer prior to such time of determination.
(f) With respect to Legacy Deferred Servicing Fees and Servicing Advances, one (1) Business Day prior to each Funding Date on which Additional Note Balances are to be purchased or the Initial Note Balance is to be purchased (or, on the Closing Date, to the extent the Initial Funding Date is on the Closing Date), by no later than 12:00 PM Eastern time and, with respect to Delinquency Advances, by no later than 10:00 AM Eastern time (or, in the case of a Delinquency Advance to be made on such Funding Date, such other time as the Servicer, the Seller, the Agent and the Indenture Trustee may mutually agree) on each Funding Date on which the Initial Note Balance or any Additional Note Balances are to be purchased (or, on the Closing Date, to the extent the Initial Funding Date is on the Closing Date), the Seller shall deliver to the Depositor and the Depositor shall deliver to the Issuer, with copies to the Agent and the Indenture Trustee, a funding notice (such notice, the “Funding Notice”) and a bill of sale (the “Bill of Sale”), in substantially the forms annexed as Exhibits B and C hereto, respectively, with respect to the Receivables to be sold and/or contributed on such Funding Date.
(g) Subject to the limitations on the making of Subordinated Loans set forth herein, on any Funding Date, the Seller may elect to sell and/or contribute all Receivables to the Depositor in exchange for Subordinated Loan Proceeds or by making a contribution of any such Receivables to the capital of the Depositor without payment of any portion of the Aggregate Value in immediately available funds by the Depositor, and the Depositor may simultaneously contribute such Receivables to the Issuer, if the Seller and the Depositor determine that such actions are in their best interests (such action, a “Non-Funding Election”); provided that, on the related Funding Date, the Seller shall notify the Variable Funding Noteholders, the Agent and the Indenture Trustee of such Non-Funding Election.
Section 2.02.     Closing
The closing (the “Closing”) of this Agreement, upon and concurrent with the closing under the Note Purchase Agreement, shall take place at 2:00 PM at the offices of SNR Denton US LLP, 1221 Avenue of the Americas, New York, New York 10020 on June 26, 2012, or if the conditions precedent to closing set forth in Article III of this Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein, the “Closing Date”).
Section 2.03. Seller's Acknowledgment and Consent to Assignment
Seller hereby acknowledges that the Depositor has assigned to the Issuer and the Issuer has Granted to the Indenture Trustee, on behalf of the Secured Parties, the rights of the Depositor and the Issuer as purchasers under this Agreement, including, without limitation, the right to enforce the obligations of the Seller hereunder. The Seller hereby consents to such assignment by the Depositor and Grant in the Indenture by the Issuer to

the Indenture Trustee, on behalf of the Secured Parties, and agrees to remit the Repurchase Price in respect of any repurchased Receivable directly to the Reimbursement Account as provided for in Section 6.02 hereof. The Seller acknowledges that the Indenture Trustee, on behalf of the Secured Parties, shall be a third party beneficiary in respect of the representations, warranties, covenants, rights and benefits arising hereunder that are so Granted by the Issuer. The Seller hereby authorizes the Issuer and the Indenture Trustee, as the Issuer's assignee, on behalf of the Seller, to execute and deliver such documents or certificates as may be necessary in order to enforce its rights to or collect under the Receivables at any time that an Early Amortization Event has occurred and is continuing. The Seller hereby agrees to be bound by and perform all of the covenants and obligations of the Seller and the Servicer set forth in the Indenture.
ARTICLE III.
CONDITIONS PRECEDENT TO CLOSING
Section 3.01. Closing Subject to Conditions Precedent
The Closing is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Issuer, with the consent of the Agent, in its sole discretion):
(a)Performance by the Seller and the Depositor. All the terms, covenants, agreements and conditions of the Transaction Documents to be complied with and performed by the Seller and the Depositor on or before the Closing Date shall have been complied with and performed in all material respects.
(b)Representations and Warranties. Each of the representations and warranties of the Seller and the Depositor made in the Transaction Documents shall be true and correct in all material respects as of the Closing Date (except to the extent they expressly relate to an earlier or later time).
(c)Officer's Certificate. The Agent and the Indenture Trustee shall have received in form and substance reasonably satisfactory to the Agent and its counsel an Officer's Certificate from the Seller and the Depositor, dated the Closing Date, certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b).
(d)Opinions of Counsel to the Seller, the Depositor and the Servicer. Counsel to the Seller, the Depositor and the Servicer shall have delivered to the Agent and the Indenture Trustee favorable opinions as to matters described in Section 4.01 of the Note Purchase Agreement, dated the Closing Date and reasonably satisfactory in form and substance to the Agent and its counsel.
(e)Filings and Recordations. As of the Closing Date, the Agent and the Indenture Trustee shall have received evidence reasonably satisfactory to the Agent of (i) the completion of all recordings, registrations and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the transfer by the Seller to the Depositor of the Seller's ownership interest in the Aggregate Receivables and the proceeds thereof and the assignment by the Depositor to the Issuer of the Depositor's ownership interest in the Aggregate Receivables and the proceeds thereof and (ii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the Grant of a first priority perfected security interest in the Issuer's ownership interest in the Trust Estate, in favor of the Indenture Trustee, subject to no Liens prior to the Lien created by the Indenture.
(f)Documents. The Agent and the Indenture Trustee shall have received a duly executed counterpart of this Agreement (in a form acceptable to the Agent), each of the other Transaction Documents (other than any Hedge Agreement) and each and every document or certification delivered by the Seller and the Depositor in connection with this Agreement or any other such Transaction Document, and each such document shall be in full force and effect.
(g)Actions or Proceedings. No action, suit, proceeding or investigation by or before any

Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Transaction Documents and the documents related thereto in any material respect.
(h)Approvals and Consents. All Governmental Actions of all Governmental Authorities required to consummate the transactions contemplated by the Transaction Documents and the documents related thereto shall have been obtained or made.
(i)Fees, Costs and Expenses. The invoiced fees, costs and expenses payable by the Seller pursuant to Section 9.02 hereof and any other Transaction Document shall have been paid; including, but not limited to, the Facility Fee payable to the Agent in accordance with the terms and provisions of the Fee Side Letter.
(j)Servicing Documents. The Seller and the Depositor shall have furnished to the Agent and the Indenture Trustee (i) with respect to each Securitization Trust listed on a schedule to the Indenture on the date hereof, each of the Servicing Contracts and all material amendments and waivers thereto, (ii) with respect to each Subserviced Securitization Trust, (1) the Subservicing Agreement, and (2) a copy of a power of attorney (in form and substance reasonably satisfactory to the Agent) provided by the MSR Sellers to Nationstar permitting Nationstar to act in the name of the MSR Sellers to recover any Delinquency Advance, Servicing Advance or Legacy Deferred Servicing Fee from the related Securitization Trustee or successor servicer and (iii) a certification that each Mortgagor has been instructed to remit all payments payable by such Mortgage pursuant to the related Mortgage Loan to a blocked account controlled by Nationstar.
(k)Verification Agent. The Seller shall have engaged the Verification Agent pursuant to the Verification Agent Letter.
(l)Aurora Transaction. The fees and expenses payable pursuant to the terms and provisions of that certain Commitment Letter, dated as of March 4, 2012, by and between Nationstar and Wells Fargo Securities, LLC (“Wells Fargo”), shall have been paid. In addition, the Agent and the Indenture Trustee shall have received (in form and substance reasonably satisfactory to the Agent and its counsel) an Officer's Certificate from Nationstar, dated as of the Closing Date, certifying: (i) to the consummation and effectiveness of the transactions contemplated under the Asset Purchase Agreement, without any modifications or amendments thereto or consents or waivers that are material and adverse to the interests of Wells Fargo, or have not previously been consented to in writing by Wells Fargo; (ii) that there has not occurred any event, occurrence or development since the date of the Commitment Letter that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect (as defined in the Asset Purchase Agreement); (iii) that the terms and conditions of any additional advance and/or servicing rights financing facilities with respect to the pooling and servicing agreements set forth in the Asset Purchase Agreement have closed or are closing substantially simultaneously with the closing and initial funding under the Indenture; (iv) that there has not occurred any material adverse change in the condition of Nationstar, financial or otherwise, either as a whole or with respect to the value of the Receivables; and (v) there has occurred no breach of any of the representations made by Nationstar pursuant to the Asset Purchase Agreement, to the extent that Nationstar has the right to terminate its obligations under the Asset Purchase Agreement as a result of a breach of such representations in the Asset Purchase Agreement.
(m)MSR Transfer Evidence. On or prior to the Closing Date, the Seller shall have delivered to the Agent the MSR Transfer Evidence with respect to all Securitization Trusts on Schedule I-A, Schedule I-B, Schedule II, Schedule III and Schedule VII of the Indenture as of the Closing Date. Prior to the date on which a Securitization Trust is added to any of Schedule I-A, Schedule I-B, Schedule II or Schedule III to the Indenture, the Seller shall have delivered to the Agent the MSR Transfer Evidence with respect to such Securitization Trust.
(n)Other Documents. The Seller and the Depositor shall have furnished to the Agent and the Indenture Trustee such other opinions, information, certificates and documents as the Agent may reasonably request.

If any condition specified in this Section 3.01 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Issuer by notice to the Depositor and the Seller and by the Depositor by notice to the Seller and the Issuer at any time at or prior to the Closing Date, and the Issuer or Depositor, as applicable, shall incur no liability as a result of such termination.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
Section 4.01. Representations and Warranties
The Issuer hereby makes the following representations and warranties on which the Seller and the Depositor are relying in executing this Agreement and selling and/or contributing the Aggregate Receivables:
(a)Organization. The Issuer is a statutory trust duly formed and validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary in order to perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
(b)Power and Authority. The Issuer has all requisite trust power and authority and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted and to execute and deliver and perform its obligations under this Agreement.
(c)Authorization of Transaction. All appropriate and necessary action has been taken by the Issuer to authorize the execution and delivery of this Agreement and all other Transaction Documents to which it is a party, and to authorize the performance and observance of the terms hereof and thereof.
(d)Agreement Binding. This Agreement and each of the other Transaction Documents to which the Issuer is a party constitute the legal, valid and binding obligation of the Issuer enforceable against it in accordance with their terms except as may be limited by laws governing insolvency or creditors' rights or by rules of equity. The execution, delivery and performance by the Issuer of this Agreement and the other Transaction Documents to which the Issuer is a party will not violate any provision of law, regulation, order or other governmental directive, or conflict with, constitute a default under, or result in the breach of any provision of any material agreement, ordinance, decree, bond, indenture, order or judgment to which the Issuer is a party or by which it or its properties is or are bound.
(e)Consents. All licenses, consents and approvals required from, and all registrations and filings required to be made by the Issuer, with any governmental or other public body or authority for the making and performance by the Issuer of this Agreement and the other Transaction Documents to which it is a party have been obtained and are in effect.
(f)Organizational Information. The Issuer's Federal Tax ID Number is as follows: 38-7040164.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR
Section 5.01. Representations and Warranties
The Depositor hereby makes the following representations and warranties on which the Issuer and the Seller are relying in executing this Agreement. The representations are made as of the execution and delivery of this Agreement, and as of each date of conveyance of any Receivables. Such representations and warranties shall survive the sale of any Aggregate Receivables to the Depositor and are as follows:

(a)Organization. The Depositor is a limited liability company duly formed and validly existing in good standing under the laws of the state of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) the business, operations or financial condition of (A) the Depositor or (B) the Depositor and its Affiliates taken as a whole or (ii) the validity or enforceability of this Agreement or any of the other Transaction Documents to which the Depositor is a party or the rights or remedies of the Seller, the Issuer or the Indenture Trustee hereunder or thereunder or (iii) the ability of the Depositor to perform its obligations under this Agreement or (iv) the enforceability or recoverability of any of the Aggregate Receivables or (v) the status of all Receivables conveyed under this Agreement being free and clear of all liens (other than Permitted Liens) (any of (i) through (v), a “Depositor Material Adverse Effect”).
(b)Power and Authority. The Depositor has all requisite power and authority and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted and to execute and deliver and perform its obligations under this Agreement and any other Transaction Document to which it is a party and, except to the extent not necessary in order to execute and deliver and perform its obligations under this Agreement and any other Transaction Document to which it is a party, to own its assets and carry on its business as now being conducted.
(c)Authorization of Transaction. All appropriate and necessary action has been taken by the Depositor to authorize the execution and delivery of this Agreement and all other Transaction Documents to which it is a party, and to authorize the performance and observance of the terms hereof and thereof.
(d)Agreement Binding. This Agreement and each of the other Transaction Documents to which the Depositor is a party constitute the legal, valid and binding obligation of the Depositor, enforceable in accordance with their terms except as may be limited by laws governing insolvency or creditors' rights or by rules of equity.
(e)No Violations or Conflicts. The execution, delivery and performance by the Depositor of this Agreement and the other Transaction Documents to which the Depositor is a party will not violate any provision of law, regulation, order or other governmental directive, or conflict with, constitute a default under, or result in the breach of any provision of any material agreement, ordinance, decree, bond, indenture, order or judgment to which the Depositor is a party or by which it or its properties is or are bound.
(f)Compliance with Law. The Depositor is conducting its business and operations in compliance with all applicable laws, regulations, ordinances and directives of governmental authorities, except where the failure to comply would not reasonably be expected to have a Depositor Material Adverse Effect. The Depositor has filed all tax returns required to be filed and has paid all taxes in respect of the ownership of its assets or the conduct of its operations prior to the date after which penalties attach for failure to pay, except to the extent that the payment or amount of such taxes is being contested in good faith by it in appropriate proceedings and adequate reserves have been provided for the payment thereof.
(g)Consents. All licenses, consents and approvals required from and all registrations and filings required to be made by the Depositor with any governmental or other public body or authority for the making and performance by the Depositor of this Agreement and the other Transaction Documents to which it is a party have been obtained and are in effect.
(h)Litigation. There is no action, suit or proceeding at law or in equity by or before any court, governmental agency or authority or arbitral tribunal now pending or, to the knowledge of the Depositor, threatened against or affecting it which has a reasonable possibility of being determined adversely in a manner or amount that would have a Depositor Material Adverse Effect.
(i)Other Obligations. The Depositor is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement or instrument to which it is a party or by which it is bound the result of which should reasonably be expected to have a Depositor Material Adverse Effect.

(j)1940 Act. The Depositor is not required to be registered as an “investment company” and is not a company “controlled” by an investment company within the meaning of the 1940 Act.
(k)Solvency. The Depositor, both prior to and after giving effect to each sale and/or contribution of Aggregate Receivables on the Initial Funding Date or on any Funding Date thereafter (i) is not, and will not be, “insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code), (ii) is, and will be, able to pay its debts as they become due, and (iii) does not have unreasonably small capital for the transactions contemplated in the Transaction Documents.
(l)Full Disclosure. No document, certificate or report furnished by or on behalf of the Depositor, in writing, pursuant to this Agreement, any other Transaction Document or in connection with the transactions contemplated hereby or thereby contains or will contain when furnished any untrue statement of a material fact. There are no facts relating to and known by the Depositor, which when taken as a whole, materially adversely affect the financial condition or assets or business of the Depositor, or which should reasonably be expected to impair the ability of the Depositor to perform its obligations under this Agreement or any other Transaction Document, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Depositor pursuant hereto or thereto. All books, records and documents delivered by the Depositor in connection with the Transaction Documents are and will be true, correct and complete.
(m)ERISA. All Plans maintained by the Depositor or any of its Affiliates are in substantial compliance with all applicable laws (including ERISA).
(n)Fair Market Value and Fair Consideration. The Depositor is receiving fair consideration and reasonably equivalent value in exchange for any sales of Receivables to the Issuer under this Agreement.
(o)Bulk Transfers. No sale, contribution, transfer, assignment or conveyance of Aggregate Receivables by the Depositor to the Issuer contemplated by this Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
(p)Name. The legal name of the Depositor is as set forth in this Agreement and the Depositor does not have any trade names, fictitious names, assumed names or “doing business” names.
(q)Organizational Information. The Depositor's Federal Tax ID Number is as follows: 30-0736557.
(r)Chief Executive Office. On the date of this Agreement, Depositor's chief executive office and principal place of business is located at 350 Highland Drive, Lewisville, Texas 75067.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE SELLER
Section 6.01. Representations and Warranties
The Seller hereby makes the following representations and warranties on which the Depositor and the Issuer are relying in accepting the Aggregate Receivables and executing this Agreement. The representations are made as of the execution and delivery of this Agreement, and as of each date of conveyance of any Receivables. Such representations and warranties shall survive the sale of any Aggregate Receivables to the Depositor and are as follows:
(a)Organization. The Seller is a limited liability company duly formed and validly existing in good standing under the laws of the state of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) the business, operations or financial condition of (A) the Seller or (B) the Seller and its Affiliates taken as a whole or (ii) the validity or enforceability of this Agreement or any of the other Transaction Documents or the rights or remedies of the Depositor, the Issuer or the Indenture Trustee hereunder or thereunder or (iii) the ability of the Seller to perform its obligations under this Agreement or (iv) the enforceability or recoverability of any of the Aggregate Receivables or (v) the status of all Receivables conveyed under this Agreement being free and clear of all Liens (other than Permitted Liens) (any of (i) through (v), a “Seller Material Adverse Effect”).
(b)Power and Authority. The Seller has all requisite limited liability company power and authority and has all material governmental licenses, authorizations, consents and approvals necessary to execute and deliver and perform its obligations under this Agreement and any other Transaction Document to which it is a party and, except to the extent not necessary in order to execute and deliver and perform its obligations under this Agreement and any other Transaction Document to which it is a party, to own its assets and carry on its business as now being conducted.
(c)Authorization of Transaction. All appropriate and necessary action has been taken by the Seller to authorize the execution and delivery of this Agreement and all other Transaction Documents to which it is a party, and to authorize the performance and observance of the terms hereof and thereof.
(d)Agreement Binding. This Agreement and each of the other Transaction Documents to which the Seller is a party constitute the legal, valid and binding obligation of the Seller enforceable in accordance with their terms except as may be limited by laws governing insolvency or creditors' rights or by rules of equity.
(e)No Violations or Conflicts. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which the Seller is a party will not violate any provision of law, regulation, order or other governmental directive, or conflict with, constitute a default under, or result in the breach of any provision of any agreement, ordinance, decree, bond, indenture, order or judgment to which the Seller is a party or by which it or its properties is or are bound.
(f)Compliance with Law. The Seller is conducting its business and operations in compliance with all applicable laws, regulations, ordinances and directives of governmental authorities, except where the failure to comply would not reasonably be expected to have a Seller Material Adverse Effect. The Seller has filed all tax returns required to be filed and has paid all taxes in respect of the ownership of its assets or the conduct of its operations prior to the date after which penalties attach for failure to pay, except to the extent that the payment or amount of such taxes is being contested in good faith by it in appropriate proceedings and adequate reserves have been provided for the payment thereof.
(g)Consents. All licenses, consents and approvals required from and all registrations and filings required to be made by the Seller with any governmental or other public body or authority for the making and performance by the Seller of this Agreement and the other Transaction Documents to which it is a party have been obtained and are in effect.
(h)Litigation. There is no action, suit or proceeding at law or in equity by or before any court, governmental agency or authority or arbitral tribunal now pending or, to the knowledge of the Seller, threatened against or affecting it which has a reasonable possibility of being determined adversely in a manner or amount that would reasonably be expected to have a Seller Material Adverse Effect.
(i)Other Obligations. The Seller is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement or instrument to which it is a party or by which it is bound the result of which should reasonably be expected to have a Seller Material Adverse Effect.
(j)1940 Act. The Seller is not required to be registered as an “investment company” and is not a company “controlled” by an investment company within the meaning of the 1940 Act.
(k)Solvency. The Seller, both prior to and after giving effect to each sale of Aggregate Receivables on the Initial Funding Date or on any Funding Date thereafter (i) is not, and will not be, “insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code), (ii) is, and will be, able to pay its debts as they become due, and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.
(l)Full Disclosure. No document, certificate or report furnished by or on behalf of the Seller or the Servicer, in writing, pursuant to this Agreement, any other Transaction Document or in connection with the transactions contemplated hereby or thereby contains or will contain when furnished any untrue statement of a material fact. There are no facts relating to and known by the Seller, which when taken as a whole, materially adversely affect the financial condition or assets or business of the Seller or the Servicer, or which should reasonably be expected to impair the ability of the Seller or the Servicer to perform its obligations under this Agreement or any other Transaction Document or Servicing Contract, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Seller or the Servicer pursuant hereto or thereto. All books, records and documents delivered by the Seller in connection with the Transaction Documents are and will be true, correct and complete. Schedule X to the Indenture sets forth a true and correct list of the MSR Transfer Evidence required with respect to each Securitization Trust.
(m)ERISA. All Plans maintained by the Seller or any of its Affiliates are in substantial compliance with all applicable laws (including ERISA).
(n)Fair Market Value and Fair Consideration. The Seller is receiving fair market value and reasonably equivalent value in exchange for any sales of Receivables to the Depositor under this Agreement.
(o)Bulk Transfers. No sale, contribution, transfer, assignment or conveyance of Aggregate Receivables by the Seller to the Depositor contemplated by this Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
(p)Name. The legal name of the Seller is as set forth in this Agreement and the Seller does not have any trade names, fictitious names, assumed names or "doing business" names other than the “doing business” name “Champion Mortgage Company”.
(q)Organizational Information. The Seller's Federal Tax ID Number is as follows: 75-2921540.
(r)Chief Executive Office. On the date of this Agreement, Seller's chief executive office and principal place of business is located at 350 Highland Drive, Lewisville, Texas 75067.
(s)Repayment of Receivables. The Seller has no reason to believe that at the time of the sale of any Receivables to the Depositor pursuant hereto, such Receivables will not be paid in full.
(t)Reimbursement Amounts. The Seller has not waived or forgiven any obligation of a Mortgagor to repay any Delinquency Advance or Servicing Advance.
(u)Aggregate Receivables. As of the Initial Funding Date with respect to the Initial Receivables and as of the related Funding Date with respect to the Additional Receivables, as applicable:

i.
Each Initial Receivable and Additional Receivable is payable in United States dollars. Each Additional Receivable has been created pursuant to and in accordance with the terms of the related Servicing Contract, in accordance with the Seller's customary procedures with respect to the applicable Securitization Trust and in the ordinary course of business of the Seller.

ii.
The sale to the Depositor and the sale and/or contribution to the Issuer of the rights to reimbursement for the Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees under each Securitization Trust, and the assignment and Grant thereof to the Indenture Trustee, does not violate the terms of the related Servicing Contract or any other material document or agreements to which the Seller is a party or to which its assets or properties are subject.

iii.
No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Depositor or by the Depositor to any other Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller was the sole owner with respect to each such

Receivable, and had the right to transfer and sell such Receivable, free and clear of all Liens and rights of others other than Permitted Liens; immediately upon the transfer and assignment thereof, the Issuer shall own all of such interest in and to such Receivable, free and clear of all Liens and rights of others (other than Permitted Liens).

iv.
Seller has not taken any action that, or failed to take any action the omission of which, would materially impair the rights of the Depositor, the Issuer, the Indenture Trustee (or any Secured Party) with respect to any such Receivable

v.	No such Receivable has been identified by the Seller or reported to the Seller as having resulted from fraud perpetrated by any Person with respect to such Receivable.

vi.
All filings (including UCC filings) necessary in any jurisdiction to perfect the transfers and assignments herein contemplated, and solely in the event that any of the transfers contemplated hereby were to be recharacterized as a pledge or secured loan from the Depositor to the Seller and an assignment thereof from the Depositor to the Issuer rather than absolute sales or contributions, or combinations thereof, to perfect the Depositor's and the Issuer's respective security interests in the Aggregate Receivables that are prior, as applicable, to any other interest held or to be held by any other Person (except the Indenture Trustee on behalf of the Secured Parties), have been made.

vii.
Such Receivable constitutes a “general intangible” within the meaning of Section 9-102(a)(42) of the UCC or a “payment intangible” within the meaning of Section 9-102(a)(61) of the UCC; no Receivable is secured by “real property” or “fixtures” or evidenced by an “instrument” as such quoted terms are used for purposes of creating and perfecting a security interest under the Relevant UCC.

viii.
Each such Receivable is reimbursable pursuant to the related Servicing Contract. There is no valid and enforceable offset, defense or counterclaim to the obligation of the related Securitization Trust to make payment of any such Receivable.

ix.
Each such Receivable is entitled to be paid, has not been repaid in whole or been compromised, adjusted (except by partial payment), extended, satisfied, subordinated, rescinded, amended or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, amendment or modification by the Seller.

x.	No such Receivable includes amounts payable as a result of accounting or other errors, or the failure to deposit funds or the misapplication of funds by the Servicer.

xi.
No such Receivable has been identified by the Seller as a Nonrecoverable Advance with respect to a Delinquency Advance or Servicing Advance, or, with respect to a Legacy Deferred Servicing Fee, nonrecoverable, for which reimbursement has not been sought from the Securitization Trust in accordance with the related Servicing Contract.

xii.
The Initial Receivables shall constitute all of the outstanding Receivables with respect to the Securitization Trusts as of the Initial Funding Date except for Receivables repurchased by the Seller pursuant to Section 6.02 hereof or Section 2.19 of the Indenture. The Additional Receivables conveyed on any Funding Date constitute all of the Receivables related to Delinquency Advances and/or Servicing Advances with respect to the Securitization Trusts

(other than the Initial Receivables), as of such Funding Date, not previously sold to the Depositor hereunder, except for Receivables repurchased by the Seller pursuant to Section 6.02 hereof or Section 2.19 of the Indenture. The Seller has not sold, assigned, transferred or conveyed, without the Agent's consent, the right to reimbursement for any Delinquency Advance, Servicing Advance or Legacy Deferred Servicing Fee with respect to the Securitization Trusts to any Person other than the Depositor.

xiii.
Other than any Bottom of the Waterfall Advances or with respect to Securitization Trusts otherwise approved by the Agent (in its sole and absolute discretion), if the related Delinquency Advance or Servicing Advance becomes a Nonrecoverable Advance after the related Funding Date, or the related Legacy Deferred Servicing Fee becomes nonrecoverable after the related Funding Date, the related Servicing Contract provides for the reimbursement of such Delinquency Advance, Servicing Advance or Legacy Deferred Servicing Fee from the general collections of the Securitization Trust prior to any payments to related Securitization Trust certificateholders.

(xiv)
Each Servicing Contract is in full force and effect and has not been amended or modified such that the Seller reasonably believes such amendment or modification has a material adverse effect on the Trust Estate or the interests of the Noteholders, and no party thereto, to the knowledge of the Seller, is in default thereunder; no Servicing Contract requires the Servicer to make Nonrecoverable Advances; each Servicing Contract requires reimbursement in full of all applicable Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees in connection with any redemption of Securitization Trust certificates or termination of the Securitization Trust under such Servicing Contract prior to any payments to related Securitization Trust certificateholders; and, to the extent known to the Seller at the time of a material modification of a Mortgage Loan, all Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees related to such Mortgage Loan are reimbursed in full upon such modification.

(i)
None of the Receivables are related to Delinquency Advances, Servicing Advances or Legacy Deferred Servicing Fees reimbursed other than in accordance with the terms and provisions of the related Servicing Contacts

(ii)
No Receivable relates to a “high-cost mortgage loan” or “higher-priced mortgage loan” (as such terms, or term of substantially similar import, are defined in Section 32 of the Truth in Lending Act (Regulation Z) or any corresponding law in effect in the state in which the related Mortgage Loan was originated).

(iii)
All conditions to the transfer of servicing under each Servicing Contract to the Seller set forth in such Servicing Contract, if any, have been satisfied and the mortgage loan servicing rights relating to the Mortgage Loans held by the related Securitization Trust have been properly transferred, and all conditions to the transfer satisfied, from the applicable MSR Seller to Seller under the Asset Purchase Agreement.

(iv)	Each Initial Receivable and each Additional Receivable is an Eligible Receivable on its Funding Date.

Section 6.02. Repurchase Upon Breach
. The Issuer, the Depositor, the Indenture Trustee or the Seller, as the case may be, shall inform the Issuer,

the Depositor or the Seller (as applicable), the Agent and the Indenture Trustee promptly (but in no event later than two (2) Business Days following such discovery), in writing, upon the discovery of any breach of the Seller's or Depositor's representations and warranties hereunder. If any such representation or warranty pertains to a Receivable (including, but not limited to, the representations under Sections 5.01(a)(iv) and 6.01(a)(iv)), upon the direction of the Agent, unless such breach shall have been cured by the earlier of (i) the Funding Date immediately following the discovery of such breach by the Issuer, the Depositor or the Seller (as applicable), or (ii) thirty (30) days after the earlier to occur of (A) the discovery of such breach by the Issuer, the Depositor or the Seller (as applicable) or (B) receipt of written notice of such breach by the Issuer, the Depositor, the Agent, the Indenture Trustee or the Seller (as applicable), the Seller or the Depositor, as applicable, shall repurchase such Receivable from the Issuer at a price equal to the Repurchase Price for such Receivable. The Seller shall pay any Repurchase Price directly to the Indenture Trustee for deposit into the Reimbursement Account.
ARTICLE VII
INTENTION OF THE PARTIES; SECURITY INTEREST
Section 7.01. Intention of the Parties
It is the intention of the parties hereto that each transfer and assignment contemplated by this Agreement shall constitute an absolute sale or contribution, or combination thereof, of the related Receivables from the Seller to the Depositor and an absolute sale or contribution, or combination thereof, as applicable, of the related Receivables from the Depositor to the Issuer and that the related Receivables shall not be part of the Seller's or the Depositor's estate or otherwise be considered property of the Seller or the Depositor in the event of the bankruptcy, receivership, insolvency, liquidation, conservatorship or similar proceeding relating to the Seller or the Depositor or any of their property.
Except as set forth below, it is not intended that any amounts available for reimbursement of Receivables be deemed to have been pledged by the Seller to the Depositor or by the Depositor to the Issuer or the Indenture Trustee to secure a debt or other obligation of the Seller or the Depositor. In the event that (A) the transfer of Receivables by the Seller to the Depositor or by the Depositor to the Issuer is deemed by a court or applicable regulatory, administrative or other governmental body contrary to the express intent of the parties to constitute a pledge rather than a sale or contribution, or a combination thereof, of the Receivables, or (B) if amounts available now or in the future for reimbursement of any Receivables are held to be property of the Seller or the Depositor or a loan to the Seller or the Depositor, or (C) if for any reason this Agreement is held or deemed to be a financing or some other similar arrangement or agreement, then:
(i) this Agreement is and shall be a security agreement within the meaning of Articles 8 and 9 of the Relevant UCC;
(ii) the Issuer shall be treated as having a first priority, perfected security interest in and to, and lien on, the Receivables so transferred and assigned to the Issuer hereunder; and
(iii) the agreement of the Seller and the Depositor hereunder to sell, assign, convey and transfer the Receivables shall be a grant by the Seller to the Depositor and by the Depositor to the Issuer of a security interest in the Receivables Related Collateral (as defined below), in any case, whether now in existence or hereafter arising.
In furtherance of the foregoing, Seller does hereby grant to the Depositor and the Depositor does hereby grant to the Issuer, a security interest in all of the Seller's and Depositor's, as applicable, property and right (including the power to convey title thereto), title, and interest, whether now owned or hereafter acquired in and to the Aggregate Receivables, together with (A) all amounts payable now or in the future by or with respect to the Receivables, (B) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all such amounts from time to time held or invested in accounts maintained by or on behalf of the Seller, by or on behalf of the Securitization Trusts or by or on behalf of the Depositor, whether in the form of cash, instruments, securities or other property and (C) all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC), together with all rights of the Seller to enforce such Receivables under each Servicing Contract (the “Receivables Related Collateral”). The possession by the Issuer or its agent of notes and such other goods, money, documents or such other items of property as constitute instruments, money, negotiable documents or chattel paper, in each case, which constitute any of the items described in the foregoing sentence, or proceeds thereof, shall be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Relevant UCC of any applicable jurisdiction; and notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of any such holder for the purpose of perfecting such security interest under applicable law.
Section 7.02.
Security Interest
(a) The Seller shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in (i) any of the Aggregate Receivables, (ii) the amounts reimbursable now or in the future by or with respect to the Securitization Trusts in respect of any of the Aggregate Receivables or (iii) the other property described above (including any and all Receivables Related Collateral), such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Seller shall execute such documents and instruments as the Depositor may reasonably request from time to time in order to effectuate the foregoing and shall return to the Depositor the executed copy of such documents and instruments. Without limiting the generality of the foregoing, the Depositor shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Seller, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Depositor's security interest described above, including without limitation (x) UCC continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller or the Depositor (such preparation and filing shall be at the expense of the Depositor, if occasioned by a change in such party's name) or (2) any change of location of the jurisdiction of organization of the Seller.
(b) The Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in (i) any of the Aggregate Receivables, (ii) the amounts reimbursable now or in the future by or with respect to the Securitization Trusts in respect of any of the Aggregate Receivables or (iii) the other property described above (including any and all Receivables Related Collateral), such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. At the Issuer's direction, the Depositor shall execute such documents and instruments as the Issuer may reasonably request from time to time in order to effectuate the foregoing and shall return to the Issuer the executed copy of such documents and instruments. Without limiting the generality of the foregoing, the Issuer shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Issuer's security interest described above, including without limitation (x) UCC continuation statements and (y) such other statements as may be occasioned by (1) any change of name of the Depositor or the Issuer (such preparation and filing shall be at the expense of the Issuer, if occasioned by a change in such party's name) or (2) any change in the jurisdiction of organization of the Depositor.
ARTICLE VIII
COVENANTS OF THE SELLER
Section 8.01. Information
The Seller shall furnish to the Depositor, the Issuer, the Indenture Trustee, the Calculation Agent, the Agent and the Secured Parties:
(a)such information (including, but not limited to, information pertaining to the condition or operations, financial or otherwise, of the Issuer, the Depositor, the Seller and the Servicer), documents, records or reports with respect to the Aggregate Receivables, the Securitization Trusts, the related Mortgage Loans, the transactions contemplated under the Transaction Documents, the Issuer, the Depositor, the Seller and the Servicer as the Issuer, the Depositor, the Indenture Trustee, the Calculation Agent, the Agent, the Noteholders or the Secured Parties may from time to time reasonably request;
(b)prompt notice of any Event of Default, Securitization Termination Event, Servicer Termination Event, Early Amortization Event or Funding Interruption Event under the Indenture, or any event known to the Seller which, with the passage of time or the giving of notice or both, would become an Event of Default, Securitization Termination Event, Early Amortization Event or Funding Interruption Event under the Indenture, including, but not limited to, information describing such event and, if applicable, the steps being taken, if any, with respect thereto;
(c)prompt written notice of a change in name, or address of the jurisdiction of organization of the Seller, the Depositor, or the Issuer;
(d)prompt notice of the occurrence of any Servicer Termination Event, any “event of default” or “trigger event” by the Servicer under any Servicing Contract (as such term or term of substantially similar import is defined in such Servicing Contract) without regard to whether such Servicer Termination Event or “event of default” has been cured or, with respect to any Related Servicing Contract related to a Subserviced Securitization Trust, any threatened termination in writing of the applicable MSR Seller, as servicer, by the related Securitization Trustee on account of a failure to satisfy any condition to transfer of servicing requiring rating agency confirmation with respect thereto;
(e)prompt notice of any change in any Servicing Contract that may reasonably be expected to materially affect the right to reimbursement for any Receivable within three (3) Business Days after the Seller receives notice thereof; and
(f)the information and reports required pursuant to Section 6.02 of the Indenture.
Section 8.02. Acknowledgment
Prior to the date on which a Securitization Trust is added to any of Schedule I-A, Schedule I-B, Schedule II or Schedule III to the Indenture, the Seller shall have obtained the consent of the Securitization Trustee of such Securitization Trust or seek acknowledgment of receipt of such Securitization Trustee's notice, in each case as required under the applicable Servicing Contract, that the Seller intends to enter into an “Advance Facility” (as such term or term of substantially similar import is defined in each Servicing Contract), whereby the Seller will sell and assign the Receivables to the Depositor, following which the Depositor will sell and/or contribute to the Issuer, who will pledge and assign such Receivables to the Indenture Trustee, acting on behalf of the Noteholders, as an “Advance Financing Person” (as such term or term of substantially similar import is defined in each Servicing Contract), and that the Transaction Documents shall constitute such “Advance Facility”.

Section 8.03. Access to Information

(a)The Seller shall, at any time and from time to time during regular business hours, or at such other reasonable times upon reasonable notice to the Seller permit the Depositor, the Issuer, the Indenture Trustee, the Agent, the Variable Funding Noteholders or their agents or representatives, at the Seller's expense; provided, however, (i) to the extent the Agent, the Variable Funding Noteholders or their agents exercise their rights under this Section 8.03(a) more than twice in any given calendar year, any expense incurred in connection with the exercise of such rights shall be subject to the approval of the Seller and (ii) any expense incurred in connection with the exercise of such rights in excess of $5,000 per calendar year shall be subject to the approval of the Seller; provided, further, the limitations set forth in this Section 8.03 shall be in addition to and in no way affect the terms and provisions of the Verification Agent Letter or Section 9.04; provided, further, that, no such limitations shall apply after an Event of Default or an Early Amortization Event, but only so long as that does not unreasonably interfere with the Seller's conduct of its business:

i.
to examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller relating to the Aggregate Receivables or the Transaction Documents as may be requested;

ii.	to visit the offices and property of the Seller for the purpose of examining such materials described in clause (i) above; and

iii.	to conduct verification procedures alongside the Verification Agent, including access to the appropriate servicing personnel of the Seller.
Section 8.04. Ownership and Security Interests; Further Assurances
. The Seller will take all action necessary to maintain the Indenture Trustee's security interest in the Receivables and the other items pledged to the Indenture Trustee pursuant to the Indenture.
The Seller agrees to take any and all acts and to execute any and all further instruments reasonably necessary or requested by the Depositor, the Issuer, the Indenture Trustee, the Agent or the holders of 66 2/3% of the Commitments of the Variable Funding Notes to more fully effect the purposes of this Agreement.
Section 8.05. Covenants
The Seller shall duly observe and perform each of its covenants set forth in each of the Transaction Documents to which it is a party. The Seller in its capacity as Servicer shall duly observe and perform each of its covenants set forth in each Servicing Contract, and hereby covenants to pay within ten (10) days of its receipt of any invoice therefor by the Depositor, the Issuer, the Indenture Trustee, the Calculation Agent or the Agent all of the reasonable out-of-pocket costs and expenses incurred in connection with the administration of the transactions contemplated hereby, including, without limitation, all reasonable fees, disbursements and expenses of counsel to the Depositor, the Issuer, the Agent, the Indenture Trustee and the Calculation Agent. The Seller shall, promptly upon making its determination that a Delinquency Advance or Servicing Advance is a Nonrecoverable Advance, seek reimbursement for that advance in accordance with the related Servicing Contract.
The Seller hereby covenants that except for the sales hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien (other than Permitted Liens) on, any Receivable transferred hereunder, or any interest therein; and the Seller will defend the right, title and interest of the Issuer, as assignee of the Depositor, in, to and under the Receivables, against all claims of third parties claiming through or under the Seller.
Section 8.06. Assignment of Rights

. Either (i) while an Event of Default has occurred and is continuing or (ii) in the absence of an Event of Default but only for the limited purpose of effecting buybacks for defective Receivables pursuant to Section 6.02, the Seller, the Depositor, and the Issuer hereby constitute and irrevocably appoint the Indenture Trustee, with full power of substitution and revocation, as the Seller's, the Depositor's and the Issuer's true and lawful agent and attorney-in-fact, with the power to the full extent permitted by law, to exercise with respect to the Receivables conveyed under this Agreement, all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Secured Parties' respective interests in the Receivables and shall not impose any duty upon the Indenture Trustee to exercise any power. The Seller, the Depositor and the Issuer shall execute any documentation, including, without limitation, any powers of attorney and/or irrevocable proxies, requested by the Indenture Trustee to effectuate such assignment. The foregoing grant and assignment are powers coupled with an interest and are irrevocable.
ARTICLE IX
ADDITIONAL COVENANTS
Section 9.01. Further Assurances
The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in taking such action to obtain) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Agreement.
Section 9.02. Expenses.
(a)The Seller covenants that, whether or not the Closing takes place, except as otherwise expressly provided herein, all reasonable costs and expenses incurred by the Agent, the Calculation Agent or the Indenture Trustee in connection with this Agreement and the transactions contemplated hereby shall be paid by the Seller.
(b)Except as otherwise expressly set forth in the Indenture, the Seller covenants to pay as and when billed by the Depositor, the Issuer, the Indenture Trustee, the Calculation Agent, the Agent or any Variable Funding Noteholder all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation of the transactions contemplated hereby, including, without limitation, all reasonable fees, disbursements and expenses of counsel to the Depositor, the Issuer, the Agent, the Indenture Trustee, the Calculation Agent and the Variable Funding Noteholders.

Section 9.03. Mutual Obligations
On and after the Closing, each party hereto will do, execute and perform all such other acts, deeds and documents as one or more other parties may from time to time reasonably require in order to carry out the intent of this Agreement.
Section 9.04. Servicing Standards
At all times, the Seller, as Servicer shall, unless otherwise consented to by the Agent (the following collectively referred to in the Transaction Documents as the “Servicing Standards”):
(i)    make Delinquency Advances and Servicing Advances, other than Nonrecoverable Advances, within the period required under the related Servicing Contract, unless the same is the result of inadvertence and is corrected on or prior to the related Distribution Date for the applicable Securitization Trust, and seek reimbursement for all Delinquency Advances and Servicing Advances made in accordance with the related Servicing Contract;

(ii)    apply the Advance Reimbursement Amount on a First In First Out (“FIFO”) basis;
(iii)    identify on its systems the Issuer as the owner of each Delinquency Advance and Servicing Advance and that such Delinquency Advance or Servicing Advance has been pledged to the Indenture Trustee;
(iv)    maintain systems and operating procedures necessary to comply with all the terms of the Transaction Documents, including but not limited to maintaining records and systems necessary to indicate cumulative recoveries on each category of Delinquency Advance and Servicing Advance;
(v)    cooperate with the Verification Agent in its duties set forth in the Transaction Documents;
(vi)    cooperate with the Calculation Agent and the Indenture Trustee in their respective duties set forth in the Transaction Documents;
(vii)    with respect to all Delinquency Advances, agree to deposit the Advance Reimbursement Amount from the Collection Account of the related Securitization Trust directly to the Reimbursement Account on a daily basis not later than the second Business Day following receipt thereof and not deposit any such Advance Reimbursement Amounts at any time in the Servicer's own accounts;
(viii)    with respect to all Servicing Advances, deposit the related Advance Reimbursement Amounts from the Payment Clearing Account or related Collection Account, as applicable, directly to the Reimbursement Account on a daily basis not later than the second Business Day following receipt thereof and not deposit any such Advance Reimbursement Amounts at any time in the Servicer's own accounts;
(ix)     with respect to all Legacy Deferred Servicing Fees, deposit the related Advance Reimbursement Amounts from the Payment Clearing Account or related Collection Account, as applicable, directly to the Reimbursement Account on a daily basis not later than the second Business Day following receipt thereof and not deposit any such Advance Reimbursement Amounts at any time in the Servicer's own accounts;
(x)    as it relates to Delinquency Advances on Mortgage Loans with Forbearance Agreements, continue the practice of reimbursing the oldest Delinquency Advance with any current payment received;
(xi)    maintain, or cause to be maintained, accurate records with respect to the Mortgage Loans in each Securitization Trust reflecting the status of all Pool-Level Advances, Loan-Level Delinquency Advances (Non-Judicial States), Loan-Level Delinquency Advances (Judicial States), Corporate Advances (Non-Judicial States), Corporate Advances (Judicial States), Escrow Advances (Non-Judicial States), Escrow Advances (Judicial States), Legacy Deferred Servicing Fees (Judicial States) and Legacy Deferred Servicing Fees (Non-Judicial States) for such Securitization Trust, including the cumulative recoveries related to such Delinquency Advances, Servicing Advances and Legacy Deferred Servicing Fees;
(xii)    service all Mortgage Loans related to all Securitization Trusts in accordance with the terms of the related Servicing Contract without regard to any ownership of any securities issued by the related Securitization Trust; and
(xiii)    other than with respect to an amendment to a Servicing Contract executed in accordance with Section 9.11 hereof, not change the reimbursement mechanics of Delinquency Advances on any Securitization Trust from Pool-Level Advances to Loan-Level Delinquency Advances or from Loan-

Level Delinquency Advances to Pool-Level Advances.
Section 9.05. Transfer of Servicing; Clean-up Call

a.Upon a transfer of servicing by the Seller as Servicer, the Seller shall either (i) immediately repurchase the related Receivables from the Issuer at a price equal to the Repurchase Price therefor or (ii) use commercially reasonable efforts to negotiate payment in full by the successor servicer of the aggregate Receivables Balance relating to the Aggregate Receivables; provided, however, that the Seller as Servicer shall not agree to any negotiated payment of such aggregate Receivables Balance by the successor servicer without the consent of the Agent.
b.With respect to each Subserviced Securitization Trust, the Seller shall continue to use commercially reasonable efforts to (i) satisfy the corporate requirements and other conditions precedent set forth in the Related Servicing Contract in order to cause the transfer of the primary servicing from the applicable MSR Seller to Nationstar, and (ii) deliver to the Agent all MSR Transfer Evidence with respect to such Subserviced Securitization Trust.
c.Upon the exercise of a clean-up call by the Seller, as Servicer, pursuant to the terms and provisions of a Servicing Contract, the Seller shall immediately repurchase the related Receivables from the Issuer at a price equal to the Repurchase Price therefor.

Section 9.06. Bankruptcy
The Seller shall not take any action in any capacity to file any bankruptcy, reorganization or insolvency proceedings against the Depositor or the Issuer, or cause the Depositor or the Issuer to commence any reorganization, bankruptcy or insolvency proceedings under any applicable state or federal law, including without limitation any readjustment of debt, or marshaling of assets or liabilities or similar proceedings. The Depositor shall not take any action in any capacity to file any bankruptcy, reorganization or insolvency proceedings against the Issuer, or cause the Issuer to commence any reorganization, bankruptcy or insolvency proceedings under any applicable state or federal law, including without limitation any readjustment of debt, or marshaling of assets or liabilities or similar proceedings. The Seller and the Depositor are not transferring and will not transfer any of the Receivables with intent to hinder, delay or defraud any Person.
Section 9.07. Legal Existence
. The Seller and the Depositor shall do or cause to be done all things necessary on their part to preserve and keep in full force and effect their existence as limited liability companies or corporations, as applicable, and the Issuer shall do or cause to be done all things necessary on its part to preserve and keep in full force and effect its existence as a Delaware statutory trust, and each of the Seller, the Depositor and the Issuer shall do or cause to be done all things necessary on their part to maintain each of their licenses, approvals, registrations or qualifications in all jurisdictions in which their ownership or lease of property or the conduct of their business requires such licenses, approvals, registrations or qualifications; except for failures to maintain any such licenses, approvals, registrations or qualifications which, individually or in the aggregate, would not have a Material Adverse Effect.
Section 9.08. Compliance With Laws
The Seller and the Depositor shall comply with all laws, rules and regulations and orders of any Governmental Authority applicable to the Seller and the Depositor, except where the failure to comply would not have a Material Adverse Effect.
Section 9.09. Taxes
The Seller and the Depositor shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Seller and the Depositor, as applicable, or upon such party's income and profits, or upon any of such party's property or any part thereof, before the same shall become in default; provided, that the Seller and the Depositor shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Seller and the Depositor shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested, or so long as the failure to pay any such tax, assessment, charge or levy would not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.10. No Liens, Etc. Against Receivables and Trust Property
Each of the Seller and the Depositor hereby covenants and agrees not to create or suffer to exist (by operation of law or otherwise) any Lien upon or with respect to any of the Aggregate Receivables or any of its interest therein, if any, or upon or with respect to any of its interest in any Account, or assign any right to receive income in respect thereof, other than Permitted Liens. Each of the Seller and the Depositor shall immediately notify the Indenture Trustee of the existence of any Lien on any of the Aggregate Receivables and shall defend the right, title and interest of each of the Depositor, the Issuer and the Indenture Trustee in, to and under the Aggregate Receivables, against all claims of third parties.
Section 9.11. Amendments to Servicing Contracts
The Seller, in its capacity as Servicer under the Servicing Contracts with respect to the Securitization Trusts, hereby covenants and agrees not to amend or agree to the amendment of any of the Servicing Contracts without providing ten (10) days prior written notice to the Agent and the Indenture Trustee (for subsequent distributions to Noteholders) (in each case, such written notice delivered by certified mail, return receipt requested) and, if such amendment has a material adverse effect on the Trust Estate or the interests of the Noteholders as determined by the Agent, without receipt of the prior written consent of the Agent and the Controlling Class Required Noteholders.  The Agent shall notify the Seller, in its capacity as Servicer, that it reasonably believes such amendment to have a material adverse effect on the Trust Estate within such ten (10) days of its receipt of the notice of the Seller of the applicable amendment; provided, however, that if no such notice is received by the Seller from the Agent within such ten (10) day period, the Agent will be deemed to have notified the Seller, in its capacity as Servicer, that it reasonably believes such amendment does not have a material adverse effect on the Trust Estate or the interests of the Noteholders at the expiration of such ten (10) days. Notwithstanding the foregoing, the Seller, in its capacity as Servicer under the Servicing Contracts with respect to the Securitization Trusts, may amend a Servicing Contract with the written consent of the Agent and the Controlling Class Required Noteholders.
Section 9.12. No Netting or Offsetting
The Seller, in its capacity as Servicer, shall collect and deposit gross collections with respect to the Securitization Trusts into the related Collection Accounts in accordance with the related Servicing Contracts, without netting, off-set or deduction from such collections or deposits for any purpose, with the exception of Servicing Compensation due and payable to the Servicer. The Seller shall make all Delinquency Advances and Servicing Advances out of its own funds without the utilization of any netting or offsetting of amounts in any account of the Securitization Trust, except as permitted under the Servicing Contracts with respect to amounts paid ahead by Mortgagors (or such substantially similar term as is used in each such Servicing Contract). The Seller shall repay any amounts borrowed with respect to amounts paid ahead by Mortgagors (or such substantially similar term as is used in each such Servicing Contract) pursuant to the terms and provisions of the Servicing Contracts.
Section 9.13. Books and Records
The Seller shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each, if applicable). The Seller shall maintain its computer records so that, from and after the time of the Granting of the security interest under the Indenture on the

Receivables to the Indenture Trustee, the Seller's master computer records (including any back-up archives) that refer to any Receivables indicate clearly the interest of the Issuer in such Receivables and that the Receivable is owned by the Issuer and pledged to the Indenture Trustee on behalf of the Secured Parties.
The Depositor shall maintain (or cause to be maintained) accounts and records as to each Aggregate Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the interest of the Issuer in such Receivables and that the Receivable is owned by the Issuer and pledged to the Indenture Trustee on behalf of the Secured Parties.
Section 9.14. Verification Agent
Each of the Seller and the Depositor shall cooperate with the Verification Agent and shall allow the Verification Agent access to its books, records, computer system and employees during ordinary business hours upon reasonable notice and, subject to the terms of the Verification Agent Letter, shall allow the Verification Agent to review all collections and to make copies of any books, records and documents requested by the Verification Agent, but solely to the extent such items and review relate to the Aggregate Receivables and the obligations of the Seller, the Servicer and the Depositor under the Transaction Documents and the Servicing Contracts for the Securitization Trusts.
Section 9.15. Exclusive
The Initial Receivables to be sold to the Depositor and to be sold and/or contributed from the Depositor to the Issuer on the Initial Funding Date shall consist of all of the Receivables with respect to the Securitization Trusts outstanding as of the Initial Funding Date. The Additional Receivables sold on each Funding Date shall consist of all of the Receivables with respect to the Securitization Trusts other than the Initial Receivables and the Receivables previously sold to the Depositor hereunder (other than Receivables repurchased by the Seller pursuant to Section 6.02 hereof or Section 2.19 of the Indenture) as of the related Funding Date. During the Funding Period, the Seller shall not sell, assign, transfer, pledge or convey any Receivable with respect to the Securitization Trusts to any Person other than the Depositor.
Section 9.16. Recovery
The Seller shall diligently endeavor to collect reimbursement of Aggregate Receivables and shall not waive or forgive the obligation of a mortgagor to pay such amounts except as may be required pursuant to the related Servicing Contracts or in accordance with accepted servicing practices (as set forth in such Servicing Contracts); provided, however, that upon waiving the right to collect all or a part of any such Receivable, the Seller shall immediately notify the Agent of such waiver and, upon the direction of the Agent, purchase the related Receivable from the Issuer at an amount equal to the applicable Repurchase Price.
Section 9.17. Merger; Change of Control
Without the prior written consent of the Agent (such consent not to be unreasonably withheld), neither the Seller nor the Depositor shall enter into any transaction of merger, consolidation or amalgamation (in any case, other than any merger, consolidation or amalgamation of any Affiliate(other than the Issuer or the Depositor) of the Seller into the Seller), or liquidate, wind up or dissolve itself (or suffer any liquidation, wind up or dissolution). In addition, without the prior written consent of the Agent, the Seller hereby covenants that it shall not enter into any agreement or understanding, engage in any transaction or take any other action that shall result in a Change of Control.
Section 9.18. Use of Proceeds
The Seller shall utilize the proceeds of each purchase of Initial Receivables and Additional Receivables for general corporate purposes.

Section 9.19. Seller Procedures and Methodology
The Seller shall provide the Agent and the Noteholders with 30 days written notice prior to the modification of its procedures or methodology relating to (i) the reimbursement mechanics of Delinquency Advances or Servicing Advances; (ii) the way in which it determines that a Delinquency Advance, Servicing Advance or Legacy Deferred Servicing Fee is a Nonrecoverable Advance and the extent to which it is no longer obligated to make any such Delinquency Advance or Servicing Advance under the related Servicing Contract; and (iii) the way in which it calculates the Reconciled Market Value of a residential property subject to a Mortgage Loan or an REO property.
Section 9.20. Financial Covenants.
The Seller, acting as Servicer, covenants that:
a.the ratio of its Total Indebtedness to Tangible Net Worth (excluding any residual securities issued in connection with a mortgage-backed securities securitization transaction) shall not at any time be greater than 9:1;
b.the Seller shall maintain minimum Liquidity in an amount of not less than $30,000,000 as of the end of each calendar month; and
c.the Tangible Net Worth of Seller shall at all times be greater than $175,000,000.
Section 1.02Further Action. The Seller, Depositor and Issuer each individually, and collectively, covenant that they will take such further action as may be, in the reasonable opinion of the Agent, necessary, to the extent applicable to the Seller, Depositor, Issuer, Agent or Noteholders, to comply with the requirements relating to risk-retention and disclosure set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. No. 111 and any rules and regulations promulgated thereunder.

Section 9.21. Non-Consolidation. The Depositor shall (and the Seller, as the sole owner of 100% of the membership interests in the Depositor, shall cause the Depositor to):
(1)    maintain its own books and records and bank accounts separate from those of any other Person or the Seller;

(2)    at all times hold itself out to the public and all other Persons as a legal entity separate from the Seller and any other Person;

(3)    file its own tax returns, if any, as may be required under applicable law, to the extent (i) not part of a consolidated group filing a consolidated return or returns or (ii) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(4)    not commingle its assets with assets of any other Person;

(5)    conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(6)    maintain separate financial statements;

(7)    pay its liabilities only out of its funds;

(8)    transact all business with its Affiliates and the Seller on an arm's length basis and pursuant to written, enforceable agreements;

(9)    pay the salaries of its own employees, if any;

(10)    not hold out its credit or assets as being available to satisfy the obligations of others;

(11)    allocate fairly and reasonably any overhead for shared office space;

(12)    use separate stationary, invoices and checks;

(13)    except as contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person;

(14)    correct any known misunderstanding regarding its separate identity and refrain from engaging in any activity that compromises the separate legal identity of the Depositor;

(15)    maintain adequate capital in light of its contemplated business purpose, transaction and liabilities;

(16)    cause the managers, officers, agents and other representatives of the Depositor, if any, to act at all times with respect to the Depositor consistently and in furtherance of the foregoing and in the best interests of the Depositor;

(17)    not acquire or assume any obligation or liability of any of its members;

(18)     observe all corporate and other organizational formalities;

(19)     not dissolve or liquidate in whole or in part, except as provided herein (it being understood that the payment or repurchase of Receivables does not constitute a partial liquidation within the meaning of this provision);

(20)     not incur, create or assume any indebtedness for borrowed money other than as expressly contemplated in the Transaction Documents;

(21)     not voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding;

(22)     not terminate, amend or otherwise modify its organizational documents without the prior written consent of the Agent; and
(23)     not make any change in the character of its business.
ARTICLE X

INDEMNIFICATION
Section 10.01. Indemnification.
(a)Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party (as defined below) from and against any and all Indemnified Amounts (as defined below) which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of the Seller's or the Servicer's obligations or covenants under this Agreement or any other Transaction Document, or the ownership of the Aggregate Receivables or in respect of the Aggregate Receivables, excluding, however,

Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party.
Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

(i)	a breach of any representation or warranty made by the Seller under or in connection with this Agreement;

(ii)
the failure by the Seller or the Servicer to comply with any term, provision or covenant contained in this Agreement, or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Aggregate Receivable, or the nonconformity of any Aggregate Receivable with any such applicable law, rule or regulation;

(iii)
the failure to vest and maintain vested in the Issuer, or to transfer, to the Issuer, ownership of the Aggregate Receivables, together with all collections in respect thereof, free and clear of any adverse claim (except as permitted hereunder and in the Indenture), whether existing at the time of the transfer of such Aggregate Receivable or at any time thereafter, or the failure to vest and maintain vested in the Indenture Trustee the perfection of the security interest in the Aggregate Receivables free and clear of any adverse claim (except as permitted hereunder and in the Indenture), whether existing at the time of the transfer of such Aggregate Receivable or at any time thereafter; or

(iv)
removal of the Seller as Servicer with respect to any of the Subserviced Securitization Trusts (set forth on Schedule IX of the Indenture as of the Closing Date) by the related Securitization Trustee on account of a failure to satisfy any condition to transfer of servicing requiring rating agency confirmation with respect thereto.

(b)Any Indemnified Amounts subject to the indemnification provisions of this Section 10.01 shall be paid to the Indemnified Party within twenty (20) Business Days following demand therefor. “Indemnified Party” means any of the Depositor, the Issuer, the Indenture Trustee, the Calculation Agent, the Owner Trustee, the Agent, the Variable Funding Noteholders and any Hedge Provider and their officers, employees, directors and successors or assigns. “Indemnified Amounts” means any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related reasonable costs and reasonable expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (subject to the following paragraph), incurred by an Indemnified Party.
(c)Promptly after an Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which an indemnity may be claimed against the Seller under this Section 10.01, the Indemnified Party shall notify the Seller in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, and providing a copy thereof; provided, however, that failure so to notify the Seller shall not relieve the Seller from any liability which it may have hereunder or otherwise except to the extent that the Seller is prejudiced by such failure so to notify the Seller. The Seller will be entitled, at its own expense, to participate in the defense of any such claim or action and to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, unless the defendants in any such action include both the Indemnified Party and the Seller, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, or one or more Indemnified Parties, and which in the reasonable opinion of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Seller and such Indemnified Party; provided, however, that the Seller shall not be responsible for the fees and expenses of more than one firm of attorneys for all Indemnified Parties related to the Depositor, one firm of attorneys for all Indemnified Parties related to the Issuer, one firm of attorneys for all Indemnified Parties related to the Agent, one firm of attorneys for all Indemnified Parties related to the Noteholders and one firm of attorneys for all Indemnified Parties related to the Indenture Trustee. Each Indemnified Party shall cooperate with the Seller in the defense of any such action or claim. The Seller shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.
ARTICLE XI
MISCELLANEOUS
Section 11.01. Amendments
No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto and consented to in writing by the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, except as otherwise provided in Section 8.01 or Section 8.05 of the Indenture or expressly provided herein, the Issuer shall not make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under this Agreement or any other Transaction Document to which the Issuer is a party without the prior written consent of the Required Noteholders.
Section 11.02. Notices
All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed or e-mailed, telecopied (with a copy delivered by overnight courier) or delivered, as to each party hereto, at its address as set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be deemed effective upon receipt thereof, and in the case of telecopies, when receipt is confirmed by telephone.
Section 11.03. No Waiver; Remedies
No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 11.04. Binding Effect; Assignability.
a.This Agreement shall be binding upon and inure to the benefit of the Seller, the Depositor and the Issuer and their respective permitted successors and assigns; provided, however, that the Seller shall not have any right to assign its respective rights hereunder or interest herein (by operation of law or otherwise) without the prior written consent of the Agent and the Depositor shall not have any right to assign its respective rights hereunder or interest herein (by operation of law or otherwise) without the prior written consent of the Agent.
b.This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Indenture has terminated.

Section 11.05. GOVERNING LAW; JURISDICTION
. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
Section 11.06. Execution in Counterparts
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
Section 11.07 Survival
All representations, warranties, covenants, guaranties and indemnifications contained in this Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Aggregate Receivables.
Section 11.08. Third Party Beneficiary
The Seller and the Depositor acknowledge and agree that the Indenture Trustee, the Calculation Agent, the Agent and the other Secured Parties are intended third party beneficiaries of this Agreement.
Section 11.09. General
a.No course of dealing and no delay or failure of the Issuer (or the Indenture Trustee as its assignee) in exercising any right, power or privilege under this Agreement shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Issuer (and the Indenture Trustee as its assignee) under this Agreement are cumulative and not exclusive of any rights or remedies which the Issuer would otherwise have.
b.The obligations of the Seller and the Depositor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of this Agreement or applicable law, including, without limitation, any failure to set-off or release in whole or in part by the Issuer of any balance of any deposit account or credit on its books in favor of the Issuer or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which would operate as a discharge of the Issuer as a matter of law.
c.This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and thereof, and supersedes all prior understandings and agreements, whether written or oral with respect to the subject matter hereof and thereof.
d.The Seller shall pay the Depositor's and the Issuer's costs and expenses reasonably incurred in connection with the enforcement of any of the Seller's obligations hereunder.
e.Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 11.10.LIMITATION OF DAMAGES.
NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLES; PROVIDED, THAT, THE FOREGOING PROVISION SHALL NOT LIMIT OR RELIEVE ANY PARTY OF ANY OBLIGATION UNDER THIS AGREEMENT TO INDEMNIFY ANY OTHER PARTY AGAINST ANY DAMAGES IMPOSED (INCLUDING SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES) UPON SUCH PARTY BY A FINAL ORDER OF ANY COURT OF COMPETENT JURISDICTION IN CONNECTION WITH ANY LEGAL ACTION BROUGHT AGAINST SUCH PARTY BY ANY THIRD PARTY.
Section 11.11. WAIVER OF JURY TRIAL.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, THE PURCHASES OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.
Section 11.12. No Recourse
It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.
Section 11.13 Confidentiality
a.Subject to Section 11.13(c), the Seller covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or of any other Transaction Document (including any fees payable in connection with this Agreement or the other Transaction Documents or the identity of any Noteholder), except as the Agent or any Noteholder may have consented to in writing prior to any proposed disclosure and except it may disclose such information (i) to the Affiliates of the Seller or its or their respective directors, officers, employees, agents, advisors, counsel, underwriters, financing sources and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (ii) to the extent it should be (A) required by law, rule, regulation, subpoena, or in connection with any legal or regulatory proceeding or (B) requested by any governmental or regulatory authority having jurisdiction over the disclosing party; provided, that, in the case of clause (ii)(A), the disclosing party will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Agent and the Noteholders of its intention to make any such disclosure prior to making such disclosure, (iii) to the extent required to be included in the financial statements or filings with the Securities and Exchange Commission of the Seller or an Affiliate thereof, (iv) to the extent required to exercise any rights or remedies under the Transaction Documents, and (v) to the extent required to consummate and administer the transactions contemplated under the Transaction Documents.
b.Subject to Section 11.13(c), notwithstanding the generality of the foregoing, Seller and its Affiliates shall maintain the confidentiality of the sensitive economic terms (i.e., Term Note Discount Factor, Variable Funding Note Discount Factor, Variable Funding Note Margin Rate, Term Note Interest Rate, Term Note Default Additional Rate, Variable Funding Note Default Additional Rate, Term Note Post-ARD Additional Rate, Variable Funding Note Post-ARD Additional Rate and the like) set forth in any of the Transaction Documents in negotiations, discussions, agreements or due diligence in connection with any financing, repurchase, credit or similar transactions with any third-party (including any credit facility or any similar structure with respect to mortgage related assets including mortgage loans, RMBS or any similar assets); provided however, that this requirement shall not apply to the tax structure or tax treatment of the transactions contemplated by the Transaction Documents and the Seller and its Affiliates (and any employee, representative, or agent of the Seller and its Affiliates) may disclose to any and all persons without limitation of any kind, the tax structure and tax treatment of such transactions and facts relevant to such tax structure and tax treatment; provided, further the sensitive economic terms referenced above (i.e., Term Note Discount Factor, Variable Funding Note Discount Factor, Variable Funding Note Margin Rate, Term Note Interest Rate, Term Note Default Additional Rate, Variable Funding Note Default Additional Rate, Term Note Post-ARD Additional Rate, Variable Funding Note Post-ARD Additional Rate and the like) shall not be treated by the parties as facts relevant to such tax structure and tax treatment.
c.Notwithstanding anything else to the contrary contained herein, in connection with the public or private offering of Term Notes, the Seller and its Affiliates shall be permitted to disclose in any offering document such information concerning the Notes and the transactions contemplated by the Transaction Documents such that such offering document does not omit any information concerning the Notes or the transactions contemplated by the Transaction Documents that would be material to a prospective investor in such Term Notes.
[Signature Page Follows]

Receivables Purchase Agreement (2012-W)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective signatories hereunto duly authorized, as of the date first above written.
NATIONSTAR ADVANCE FUNDING TRUST 2012-W
By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By:/s/ Christopher M. Cavalli_____________
Name: Christopher M. Cavalli
Title: Banking Officer

NATIONSTAR ADVANCE FUNDING 2012-W, LLC
By:/s/ Gregory A. Oniu__________________
Name: Gregory A. Oniu
Title: Senior Vice President
NATIONSTAR MORTGAGE LLC
By:/s/ Gregory A. Oniu__________________
Name: Gregory A. Oniu
Title: Senior Vice President A-1

Schedule I

Information for Notices
1.    if to the Issuer:

NATIONSTAR ADVANCE FUNDING
TRUST 2012-W
c/o Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention:     Corporate Trust Administration
Facsimile:    (302) 636-4140
Telephone:    (302) 651-1000

(with a copy to the Seller)

2.    if to the Depositor:

NATIONSTAR ADVANCE FUNDING 2012-W, LLC
350 Highway Drive
Lewisville, Texas 75067
Attention:     Greg Oniu
Facsimile:    (469) 549-2085
Telephone:    (469) 549-2477

3.    if to the Seller:
NATIONSTAR MORTGAGE LLC
350 Highland Drive
Lewisville, Texas 75067
Attention:     Greg Oniu
Facsimile:    (469) 549-2085
Telephone:    (469) 549-2477

4.    if to the Indenture Trustee on behalf of the Secured Parties or the Calculation
Agent:

Use Notice Address provided in the Indenture.

5.    if to the Agent:

WELLS FARGO SECURITIES, LLC
301 South College Street
MAC D1053-082
Charlotte, North Carolina 28288
Attention:    Benjamin Peterson
Facsimile:    (704) 383-3556

Telephone:    (704) 715-9707

6.    if to the Noteholders:
WELLS FARGO BANK, N.A.
301 South College Street
MAC D1053-082
Charlotte, North Carolina 28288
Attention:    Andrew Riebe
Facsimile:    (704) 383-3556
Telephone:    (704) 715-1403

EXHIBIT A

COPY OF INITIAL FUNDING DATE REPORT
FOR
INITIAL RECEIVABLES

AVAILABLE UPON REQUEST

EXHIBIT B

FORM OF FUNDING NOTICE
[insert date]

Nationstar Advance Funding Trust 2012-W
c/o Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Facsimile: (302) 636 - 4140
Telephone: (302) 651-1000
Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 20145-1951 Client Manager - Nationstar Advance Funding Trust 2012-W Facsimile: (410) 715-2380 Telephone: (410) 884-2000
Wells Fargo Securities, LLC 301 South College Street MAC D1053-082 Charlotte, North Carolina 28202 Attention: Benjamin Peterson Facsimile: (704) 383-8001 Telephone: (704) 715-9707	American Mortgage Consultants, Inc. 335 Madison Avenue, 27th Floor New York, New York 10017 Attention:Marianne Lamkin Facsimile:[____________] Telephone:214-755-4936

Re: Receivables Purchase Agreement, dated as of June 26, 2012; Funding Notice
Pursuant to Section 2.01 of the Receivables Purchase Agreement, dated as of June 26, 2012 (the “Receivables Purchase Agreement”), among Nationstar Advance Funding Trust 2012-W (the “Issuer”), Nationstar Advance Funding 2012-W, LLC (the “Depositor”) and Nationstar Mortgage LLC (the “Seller”), the undersigned hereby notifies you that the Receivables listed on Exhibit A hereto, in the amount of $[____________], are being transferred by the Seller to the Depositor and by the Depositor to the Issuer on the Funding Date occurring on [insert date].
The Seller, as Administrator for the Issuer, also hereby certifies that (i) the Funding Conditions contained in Sections 7.02 (ii), (iv), (v), (vi), (vii), (viii), (xii), (xiii), (xiv), (xv) and (xvi) of the Indenture, dated as of June 26, 2012, between the Issuer and Wells Fargo Bank, N.A., have been met, and (ii) the representations and warranties contained in Section 6 of the Receivables Purchase Agreement are true and correct as of the date hereof.
The Depositor also hereby certifies that the representations and warranties contained in Section 5 of the Receivables Purchase Agreement are true and correct as of the date hereof.

B-1

Very truly yours,
NATIONSTAR MORTGAGE LLC

By:
Name:
Title: _________________________
NATIONSTAR ADVANCE FUNDING 2012-W, LLC, as Depositor
By:
Name:
Title: _________________________
NATIONSTAR MORTGAGE LLC, as Administrator

By:
Name:
Title: _________________________

We have performed the subset of the procedures set forth in Exhibit 1 of our engagement letter for Agreed Upon Procedures reports with Wells Fargo Securities, LLC and Nationstar Mortgage LLC dated [___________], [____]. We noted no exceptions as a result of these procedures. All restrictions, terms and conditions of the engagement letter apply to these procedures.

[American Mortgage Consultants, Inc. (signed)]

[Date]

B-2

Exhibit C

FORM OF BILL OF SALE
Nationstar Mortgage LLC (the “Seller”) hereby absolutely sells to Nationstar Advance Funding 2012-W, LLC, and Nationstar Advance Funding 2012-W, LLC (the “Depositor”) hereby absolutely sells, transfers and assigns to Nationstar Advance Funding Trust 2012-W, a statutory trust organized under the laws of the State of Delaware (the “Purchaser”), without recourse, except as set forth in the Receivables Purchase Agreement:

(a)	All right, title and interest in and to the Receivables identified in the Schedule attached hereto as Exhibit A; and

(b)
All principal, interest and other proceeds of any kind received with respect to such Receivables, including but not limited to proceeds derived from the conversion, voluntary or involuntary, of any of such assets into cash or other liquidated property.

The ownership of the Receivables is vested in Purchaser and the ownership of all records and documents with respect to the related Receivables prepared by or which come into the possession of the Seller or the Depositor shall immediately vest in Purchaser and shall be retained and maintained, in trust, by the Seller or the Depositor, as applicable at the will of Purchaser in such custodial capacity only. The sale of the Receivables shall be reflected as a sale or absolute transfer on the Seller's and the Depositor's business records, tax returns and financial statements.
This Bill of Sale is made pursuant to, and is subject to the terms and conditions of, that certain Receivables Purchase Agreement dated as of June 26, 2012, among Nationstar Mortgage LLC, as seller, Nationstar Advance Funding 2012-W, LLC, as depositor and Nationstar Advance Funding Trust 2012-W, as issuer (the “Agreement”). The Seller confirms to Purchaser that the representations and warranties set forth in Article 6 of the Agreement are true and correct as if made on the date hereof (except to the extent that they expressly relate to an earlier or later date). The Depositor confirms to Purchaser that the representations and warranties set forth in Article 5 of the Agreement are true and correct as if made on the date hereof (except to the extent that they expressly relate to an earlier or later date).
Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

C-1

DATED: ______________________
NATIONSTAR MORTGAGE LLC

By:
Name:
Title: _________________________
NATIONSTAR ADVANCE FUNDING 2012-W, LLC

By:
Name:
Title: _________________________

C-2

EXHIBIT D

FORM OF SUBORDINATED NOTE

THIS SUBORDINATED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE OWNER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, AND NEITHER THE ENTERING INTO, NOR THE TRANSACTIONS CONTEMPLATED BY, THIS SUBORDINATED NOTE WILL BE A “PROHIBITED TRANSACTION” UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”). BY ACCEPTANCE OF THIS SUBORDINATED NOTE, THE HOLDER AGREES TO BE BOUND BY ALL THE TERMS OF THE RECEIVABLES PURCHASE AGREEMENT.

[_________], 2012

FOR VALUE RECEIVED, the undersigned, Nationstar Advance Funding 2012-W, LLC, a Delaware limited liability company (the “Depositor”), promises to pay to the order of Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller”), on [______], 20[__] (the “Maturity Date”) the aggregate unpaid principal amount of all amounts loaned hereunder pursuant to Section 2.01(f) of that certain Receivables Purchase Agreement, dated as of June 26, 2012 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Receivables Purchase Agreement”), among the Seller, the Depositor and Nationstar Advance Funding Trust 2012-W (the “Issuer”), together with any and all accrued and unpaid interest on all amounts loaned hereunder.
Interest will accrue on the average daily balance of the unpaid principal amount of all amounts loaned hereunder for each day from the date such loan amounts are made until they become due or are paid in full, at a rate per annum equal to the sum of (i) the LIBOR Rate (as defined below) and (ii) a spread designated as such in writing by the Seller to the Depositor from time to time (the “Spread”). Interest will be computed on the basis of a 360-day year and paid for the actual number of days elapsed (including the first but excluding the last day). Should any principal of, or accrued interest on, any amounts loaned hereunder not be paid when due, such amount will bear interest from its due date until paid in full, at a rate per annum equal to the sum of (i) the LIBOR Rate, (ii) the Spread and (iii) [1.00]%. Interest shall be payable on the unpaid principal balance of this note (this “Subordinated Note”) commencing on [__________], 200[_] and continuing on the [___] day of each [January, April, July, and October]. With respect to any such [___] day that is not a Business Day, the interest payment otherwise due on such [___] day shall be due on the next subsequent day that is a Business Day.

For the purposes of this Subordinated Note, “LIBOR Rate” shall mean the offered rate for one-month U.S. dollar deposits as such rate appears on Reuters Screen LIBOR01 Page (as defined in the International Swaps and Derivatives Association, Inc. 2000 Definitions) or such other page as may replace Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by [Name of Banks] (the “Reference Banks”) at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Seller will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Seller, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.
Unless plainly wrong, the computer records of the holder hereof shall on any day conclusively evidence the unpaid balance of this Subordinated Note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made hereon may be (but are not required to be) set forth by or on behalf of such holder on the schedule which is attached hereto or otherwise recorded in such holder's computer or manual records; provided, that any failure to make notation of any principal advance or accrual of interest shall not cancel, limit or otherwise affect Depositor's obligations or any of such holder's rights with respect to that advance or accrual. Unless otherwise defined, capitalized terms used herein have the meanings provided in or specified in accordance with the Receivables Purchase Agreement.
The obligation of the Depositor to pay the principal of, and interest on, all loans and advances on this Subordinated Note shall be absolute and unconditional, shall be binding and, to the fullest extent permitted by law, enforceable in all circumstances whatsoever and shall not be subject to setoff, recoupment or counterclaim; provided, however, that the Depositor shall only be obligated to pay principal and interest on this Subordinated Note from cash actually received by the Depositor from distributions on the Receivables after payment of all amounts due the Noteholder under the Indenture, dated as of June 26, 2012, between the Issuer and Wells Fargo Bank, N.A., as indenture trustee.
Depositor may prepay at any time, without penalty or fee, the principal or interest outstanding hereunder or any portion of such principal or interest. Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.
The Seller hereby agrees, prior to the date that is 367 days after the Maturity Date, not to acquiesce, petition, or invoke the process of any court or government authority (or to encourage or cooperate with others) for the purpose of commencing or sustaining a case against the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller. The foregoing shall not limit the rights of the Depositor to file any claim in, or to otherwise take any action with respect to, any insolvency proceeding instituted against the Seller by any other unaffiliated entity.

Notwithstanding anything contained herein to the contrary, to the extent that the Seller is deemed to have any interest in any assets of the Depositor, the Seller agrees that its interest in those assets is subordinate to claims or rights of all other creditors of the Depositor. The Seller agrees that this Subordinated Note constitutes a subordinated note for purposes of Section 510(a) of the United States Bankruptcy Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).
As set forth in Section 2.01(f) of the Receivables Purchase Agreement, the Depositor hereby represents and warrants as of each loan and advance made hereon that at the time of (and immediately after) each loan and advance made hereunder, (i) the Depositor's total assets exceed its total liabilities both before and after the sale transaction, (ii) the Depositor's cash on hand is sufficient to satisfy all of its current obligations, (iii) the Depositor is adequately capitalized at a commercially reasonable level and (iv) the Depositor has determined that its financial capacity to meet its financial commitment under the Subordinate Loan and this Subordinated Note is adequate. Each loan or advance made hereunder by the Seller to the Depositor is subject to the accuracy of the representations and warranties herein made on the part of the Depositor.
This Subordinated Note is the Subordinated Note referred to in, and evidences indebtedness incurred under, the Receivables Purchase Agreement, and the holder hereof is entitled to the benefits of the Receivables Purchase Agreement. Upon and subject to the terms and conditions of the Receivables Purchase Agreement, Depositor may borrow, repay and reborrow against this note under the circumstances, in the manner and for the purposes specified in the Receivables Purchase Agreement and this Subordinated Note, but for no other purposes. All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.
THIS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES TO THIS SUBORDINATED NOTE HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
[Signature Page Follows]

NATIONSTAR ADVANCE FUNDING 2012-W, LLC
By:_________________________________Name:
Title:

D-4